Thermon Group Holdings, Inc.
Insider Trading Policy
This insider trading policy (this “Policy”) confirms procedures which employees, independent contractors, and directors of Thermon Group Holdings, Inc. (the “Company”) must follow with respect to transactions in the Company’s securities including its common stock, options to purchase common stock, preferred stock, bonds and other debt securities, convertible debentures, warrants and any other types of securities the Company may issue, as well as derivative securities not issued by the Company such as exchange-traded put or call options or swaps relating to securities of the Company (collectively, “Company Securities”). The Company will not trade in Company Securities in violation of applicable securities laws or stock exchange listing standards. This Policy is subject to modification from time to time as the board of directors of the Company deems necessary or advisable.
1.Persons Covered

This Policy applies to all employees, independent contractors, and directors of the Company, as well as their respective family members. For purposes of this Policy, a “family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. It also applies to former employees and directors and their family members.

2.General Prohibitions

a.Trading in Company Securities with Material Non-Public Information

If you are aware of material non-public information regarding the Company you are prohibited from trading in Company Securities, unless such trade is made pursuant to a properly qualified, adopted and submitted Rule 10b5-1 trading plan. Rule 10b5-1 trading plans are discussed in Section 6.

b.Trading in Other Securities with Material Non-Public Information

Additionally, you are prohibited from trading in the securities of another company at any time when you have material non-public information that could affect the price of that company’s securities. For example, if you learn material non-public information about another company with which the Company does business, such as a supplier, customer or joint venture partner, or you learn that the Company is planning a major transaction with another company (such as an acquisition), you must not trade in the securities of the other company until such information has been made public for at least one (1) full Trading Day (as defined below).

c.Tipping

You also are prohibited from giving “tips” on material non-public information, that is directly or indirectly disclosing such information to any other person, including family members and relatives, so that they may trade in Company Securities or the securities of another company.

d.Gifting

If you are aware of material non-public information regarding the Company, you are prohibited from gifting Company Securities.

e.Options/Derivative Securities

You and your family members may not, under any circumstances, trade options for, or sell “short,” Company Securities. This Policy’s option trading restrictions generally do not apply to the exercise of stock options. These trading restrictions do apply, however, to any sale of the underlying stock or to a cashless exercise of the option through a broker.

f.Hedging Transactions

Hedging transactions may insulate you from upside or downside price movement in Company Securities which can result in the perception that you no longer have the same interests as the Company’s other stockholders. Accordingly, you and your family members may not enter into hedging or monetization transactions or similar arrangements with respect to Company Securities, including through the purchase or sale of puts or calls or the use of any other derivative instruments.

g.Margin Accounts and Pledging

Securities held in a margin account or pledged as collateral for a loan may be sold without your consent by the broker if you fail to meet a margin call or by the lender in foreclosure if you default on the loan. A margin or foreclosure sale that occurs when you are aware of material non-public information may, under some circumstances, result in unlawful insider trading. Because of this danger, you may not hold Company Securities in a margin account nor pledge Company Securities as collateral for a loan.

3.Key Definitions

a.Material

During the course of your service at the Company, you may become aware of material non-public information. It is difficult to describe exhaustively what constitutes “material” information, but you should assume that any information, positive or negative, which might be of significance to an investor, as part of the total mix of available information, in determining whether to purchase, sell or hold Company Securities would be material. Information may be significant for this purpose even if it would not alone determine the investor’s decision. Examples of “material” information include:

•internal financial information which departs in any way from what the market would expect
•changes in sales, earnings or dividends
•an important financing transaction
•stock splits or other transactions relating to Company Securities
•mergers, tender offers or acquisitions of other companies, or major purchases or sales of assets
•major management changes
•sales or purchases by the Company of its own securities
•major litigation or regulatory developments
•significant process or product developments
•gain or loss of a major customer or supplier
•major transactions with other companies or entities, such as joint ventures or licensing agreements
•the extent to which external events, including but not limited to pandemics, have had or will have a material impact on the Company’s operating results
•a major cybersecurity incident

Note that this list is merely illustrative and not exhaustive.

b.Non-Public

“Non-public” information is any information that has not yet been disclosed generally to the marketplace. Information received about a company under circumstances that indicate that it is not yet in general circulation should be considered non-public. As a rule, you should be able to point to some fact to show that the information is generally available; for example, disclosure within a report filed by the Company with the U.S. Securities and Exchange Commission, issuance of a press release by the Company or announcement of the information in The Wall Street Journal or other news publication. Even after the Company has released information to the press or the information has been reported, at least one (1) full Trading Day must elapse before you trade in Company Securities. For purposes of this Policy, a “Trading Day” shall mean any day on which the New York Stock Exchange is open for trading. For example, if the Company issues a press release containing material information at 6:00 p.m. on a Tuesday, and the New York Stock Exchange is open for trading on Wednesday, persons subject to this Policy shall not be permitted to trade in Company Securities until Thursday. If the Company issues a press release containing material information at 6:00 p.m. on a Friday, and the New York Stock Exchange is open for trading on Monday, persons subject to this Policy shall not be permitted to trade in Company Securities until Tuesday.

4.Trading Window

Company executive officers, directors, all employees, and their family members may only trade in or gift Company Securities during the period commencing two (2) full Trading Days following a release of quarterly results and ending on the fifteenth (15th) calendar day prior to the end of the subsequent quarter (the “Trading Window”). Nonetheless, as mentioned above, no trade or gift of Company Securities may be made during these Trading Windows if the person covered by this Policy possesses material non-public information which has not been disseminated in the public market for at least one (1) full Trading Day.

From time to time, upon prior notice to the persons affected, the Company may impose event-specific special blackout periods during which some or all Company executive officers, directors, and other specifically designated employees are prohibited from trading in or gifting Company Securities.

The trading restrictions set forth in this Section 4 do not apply to any trades or gifts made pursuant to properly qualified, adopted and submitted Rule 10b5-1 trading plans.

5.Pre-clearance

In addition to complying with the prohibition on trading during scheduled and event-specific special blackout periods, the Company’s executive officers, directors and employees receiving the Company’s consolidated corporate monthly measurement book must first obtain pre-clearance from the Company’s General Counsel before engaging in any transaction in Company Securities, including gifts. A request for pre-clearance should be submitted to the General Counsel at least 48 hours in advance of the proposed transaction. If a proposed transaction receives pre-clearance, the pre-cleared trade must be effected within 48 hours of receipt of pre-clearance. If the person becomes aware of material non-public information before the trade is executed, the pre-clearance is void and the trade must not be completed. Transactions not effected within the time limit become subject to pre-clearance again. If a person seeks pre-clearance and permission to engage in the transaction is denied, then he or she should refrain from initiating any transaction in Company Securities and should not inform any other person of the restriction.

6.Rule 10b5-1 Trading Plans

Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act”) provides an affirmative defense against a claim of insider trading if an insider’s trades are made pursuant to a written plan that was adopted in good faith at a time when the insider was not aware of material non-public information. It is the Company’s policy that employees and directors may make trades pursuant to a Rule 10b5-1 plan provided that (i) such plan meets the requirements of Rule 10b5-1, as summarized in Exhibit A, (ii) such plan was adopted at a time when the employee or director would otherwise have been able to trade under Section 4, and (iii) adoption of the plan was expressly authorized by the Company’s General Counsel. Once the plan is adopted, the insider must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade. Note that trades made pursuant to Rule 10b5-1 plans by executive officers and directors must still be reported to the Company’s General

Counsel pursuant to Section 8 below. Additionally, insiders must obtain prior written approval from the Company’s General Counsel for any modification or termination of a Rule 10b5-1 plan.

7.Hardship

The existence of a personal financial emergency does not excuse you from compliance with this Policy; provided, however, an employee, who (i) is subject to a quarterly earnings blackout period, (ii) is not an executive officer of the Company, and (iii) has an unexpected and urgent need to sell Company stock in order to generate cash, may, in appropriate circumstances, be permitted to sell Company stock even during a quarterly blackout period. Hardship exceptions may be granted only by the Company’s General Counsel and must be requested at least two (2) business days in advance of the proposed trade. A hardship exception may be granted only if the Company’s General Counsel concludes that such person is not in possession of any material non-public information.

8.Reporting Trades

We require that all executive officers and directors submit to the Company’s General Counsel a copy of any trade order or confirmation relating to the purchase, sale or gift of Company Securities on the date of any such transaction. This information is necessary to enable us to monitor trading by executive officers and directors and ensure that all such trades are properly reported. Your adherence to this Policy is vital to your protection as well as the Company’s.

9.Short-Swing Trading/Control Stock/Section 16 Reports

Officers and directors subject to the reporting obligations under Section 16 of the Exchange Act should take care not to violate the prohibition on short-swing trading (Section 16(b) of the Exchange Act) and the restrictions on sales by control persons (Rule 144 under the Securities Act of 1933, as amended), and should file all appropriate Section 16(a) reports (Forms 3, 4 and 5) and any notices of sale required by Rule 144.

10.Duration of Policy’s Applicability

This Policy continues to apply to your transactions in Company Securities or the securities of other public companies engaged in business transactions with the Company even after your employment or directorship with the Company has terminated. If you are in possession of material non-public information when your relationship with the Company concludes, you may not trade in Company Securities or the securities of such other company until the information has been publicly disseminated for at least one (1) full Trading Day or is no longer material.

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THESE ARE VERY SERIOUS MATTERS. INSIDER TRADING IS ILLEGAL AND CAN RESULT IN JAIL SENTENCES AS WELL AS CIVIL PENALTIES, INCLUDING TREBLE DAMAGES. EMPLOYEES WHO VIOLATE THIS POLICY MAY BE SUBJECT TO

DISCIPLINARY ACTION BY THE COMPANY, INCLUDING DISMISSAL FOR CAUSE. IF YOU HAVE ANY QUESTION OR DOUBT ABOUT THE APPLICABILITY OR INTERPRETATION OF THIS POLICY OR THE PROPRIETY OF ANY DESIRED ACTION, PLEASE SEEK CLARIFICATION FROM THE COMPANY’S GENERAL COUNSEL. DO NOT TRY TO RESOLVE UNCERTAINTIES ON YOUR OWN.

FINAL
EXHIBIT A
Guidelines for Rule 10b5-1 Trading Plans
Capitalized terms not defined herein have the meanings
ascribed to them in the Company’s Insider Trading Policy
To be effective, a Rule 10b5-1 trading plan must:
1.Include representations certifying that (a) you are not aware of material non-public information at the time of adoption and (b) you are entering into the plan in good faith, and not as part of a plan or scheme to shield trades that would otherwise be considered violations of the insider trading laws;
2.Specify the beginning and end dates for the Rule 10b5-1 trading plan;
3.Specify either (a) the amount and price of the Company securities to be purchased or sold and the dates for such purchases or sales or (b) a formula that determines the amount and price of the Company securities to be purchased or sold and the dates for such purchases or sales;
4.Be established only during an open Trading Window and when you are not otherwise subject to a blackout period;
5.Be put in place only at a broker acceptable to the Company’s General Counsel;
6.Be reviewed by the Company’s General Counsel before the Rule 10b5-1 trading plan is put in place;
7.Be subsequently modified only during an open Trading Window and with approval from the Company’s General Counsel;
8.If modified, meet all requirements of a newly adopted plan, as if adopted on the date of modification;
9.If terminated before the end of its term and a new plan is put into place, be implemented only during a Trading Window unless an exception is otherwise approved in advance by the Company’s General Counsel;
10.Comply with the following “cooling-off” periods:
a.For the Company’s directors and Section 16 officers, provide that no trade under a Rule 10b5-1 trading plan may occur until the later of (i) 90 calendar days after the adoption or modification of the plan or (ii) two (2) business days after the filing of the Company’s Form 10-Q (or Form 10-K for any plan executed during the fourth fiscal quarter) for the fiscal quarter in which the plan was adopted, up to a maximum of 120 calendar days after adoption of the plan; or
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b.For other insiders, provide that no trade may occur until 30 calendar days after adoption or modification of the Rule 10b5-1 trading plan;
11.Be the sole outstanding Rule 10b5-1 trading plan for such insider, unless an exception is approved in advance by the Company’s General Counsel, after evaluating whether any such additional plan would be permitted by Rule 10b5-1; and
12.Be, if such Rule 10b5-1 trading plan is a single-trade plan, the sole single-trade plan within any consecutive 12-month period.
Additionally, the Company requires that you act in good faith with respect to the Rule 10b5-1 plan for the entire duration of the plan.
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